UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 10, 2010 (March 5, 2010)
LIBERTY ACQUISITION HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33862	26-0490500
(Commission File Number)	(IRS Employer Identification Number)
1114 Avenue of the Americas, 41st Floor
New York, New York 10036
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 380-2230
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ADDITIONAL INFORMATION AND FORWARD-LOOKING STATEMENTS
     IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION DESCRIBED IN THIS REPORT (THE “BUSINESS COMBINATION”), PROMOTORA DE INFORMACIONES, S.A. (“PRISA”) INTENDS TO FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A REGISTRATION STATEMENT ON FORM F-4 THAT WILL INCLUDE A PROXY STATEMENT OF LIBERTY ACQUISITION HOLDINGS CORP. (“LIBERTY”) THAT ALSO WILL CONSTITUTE A PROSPECTUS OF PRISA. LIBERTY WILL MAIL THE PROXY STATEMENT/PROSPECTUS TO ITS STOCKHOLDERS AND WARRANTHOLDERS. LIBERTY STOCKHOLDERS AND WARRANTHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED BUSINESS COMBINATION AND WARRANT AMENDMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING LIBERTY, PRISA, THE PROPOSED BUSINESS COMBINATION, THE PROPOSED WARRANT AMENDMENT AND RELATED MATTERS. WHEN AVAILABLE, YOU WILL BE ABLE TO OBTAIN COPIES OF ALL DOCUMENTS REGARDING THE BUSINESS COMBINATION, THE WARRANT AMENDMENT AND OTHER DOCUMENTS FILED BY LIBERTY OR PRISA WITH THE SEC, FREE OF CHARGE, AT THE SEC’S WEBSITE (WWW.SEC.GOV) OR BY SENDING A REQUEST TO LIBERTY, 1114 AVENUE OF THE AMERICAS, 41ST FLOOR, NEW YORK, NEW YORK 10036, OR BY CALLING LIBERTY AT (212) 380-2230. PRISA WILL ALSO FILE CERTAIN DOCUMENTS WITH THE SPANISH COMISIÓN NACIONAL DEL MERCADO DE VALORES (THE “CNMV”) IN CONNECTION WITH ITS SHAREHOLDERS’ MEETING TO BE HELD IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION, WHICH WILL BE AVAILABLE ON THE CNMV’S WEBSITE AT WWW.CNMV.ES.
     LIBERTY AND ITS DIRECTORS AND OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM LIBERTY’S STOCKHOLDERS IN RESPECT OF THE PROPOSED BUSINESS COMBINATION AND FROM THE WARRANTHOLDERS OF LIBERTY IN CONNECTION WITH THE PROPOSED WARRANT AMENDMENT. INFORMATION REGARDING THE OFFICERS AND DIRECTORS OF LIBERTY IS AVAILABLE IN LIBERTY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009, WHICH HAS BEEN FILED WITH THE SEC. ADDITIONAL INFORMATION REGARDING THE INTERESTS OF SUCH POTENTIAL PARTICIPANTS WILL ALSO BE INCLUDED IN THE REGISTRATION STATEMENT ON FORM F-4 (AND WILL BE INCLUDED IN THE DEFINITIVE PROXY STATEMENT/PROSPECTUS FOR THE PROPOSED BUSINESS COMBINATION AND PROPOSED WARRANT AMENDMENT) AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE SEC.
     PRISA AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF LIBERTY IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION AND FROM THE WARRANTHOLDERS OF LIBERTY IN CONNECTION WITH THE PROPOSED WARRANT AMENDMENT. INFORMATION REGARDING THE INTERESTS OF THESE DIRECTORS AND EXECUTIVE OFFICERS IN THE BUSINESS COMBINATION WILL BE INCLUDED IN THE REGISTRATION STATEMENT ON FORM F-4 (AND WILL BE INCLUDED IN THE DEFINITIVE PROXY STATEMENT/PROSPECTUS FOR THE PROPOSED BUSINESS COMBINATION).
     THIS REPORT MAY INCLUDE “FORWARD LOOKING STATEMENTS” WITHIN THE MEANING OF THE “SAFE HARBOR” PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF WORDS SUCH AS “ANTICIPATE”, “BELIEVE”, “EXPECT”, “ESTIMATE”, “PLAN”, “OUTLOOK”, AND “PROJECT” AND OTHER SIMILAR EXPRESSIONS THAT PREDICT OR INDICATE FUTURE EVENTS OR TRENDS OR THAT ARE NOT

STATEMENTS OF HISTORICAL MATTERS. READERS ARE CAUTIONED THAT SUCH FORWARD LOOKING STATEMENTS WITH RESPECT TO REVENUES, EARNINGS, PERFORMANCE, STRATEGIES, PROSPECTS AND OTHER ASPECTS OF THE BUSINESSES OF PRISA, LIBERTY AND THE COMBINED GROUP AFTER COMPLETION OF THE PROPOSED BUSINESS COMBINATION ARE BASED ON CURRENT EXPECTATIONS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. A NUMBER OF FACTORS COULD CAUSE ACTUAL RESULTS OR OUTCOMES TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO: (1) THE OCCURRENCE OF ANY EVENT, CHANGE OR OTHER CIRCUMSTANCES THAT COULD GIVE RISE TO THE TERMINATION OF THE BUSINESS COMBINATION AGREEMENT BETWEEN PRISA AND LIBERTY, INCLUDING, BUT NOT LIMITED TO, THE INABILITY OF PRISA TO ENTER INTO DEFINITIVE DOCUMENTS WITH ITS LENDERS REGARDING A RESTRUCTURING OF PRISA’S INDEBTEDNESS; (2) THE OUTCOME OF ANY LEGAL PROCEEDINGS THAT MAY BE INSTITUTED AGAINST PRISA AND OTHERS FOLLOWING ANNOUNCEMENT OF THE BUSINESS COMBINATION AGREEMENT AND TRANSACTIONS CONTEMPLATED THEREIN; (3) THE INABILITY TO COMPLETE THE TRANSACTIONS CONTEMPLATED BY THE BUSINESS COMBINATION AGREEMENT DUE TO THE FAILURE TO OBTAIN LIBERTY STOCKHOLDER APPROVAL, LIBERTY WARRANTHOLDER APPROVAL OR PRISA STOCKHOLDER APPROVAL, (4) DELAYS IN OBTAINING, ADVERSE CONDITIONS CONTAINED IN, OR THE INABILITY TO OBTAIN NECESSARY REGULATORY APPROVALS REQUIRED TO COMPLETE THE TRANSACTIONS CONTEMPLATED BY THE BUSINESS COMBINATION AGREEMENT; (5) THE RISK THAT THE PROPOSED TRANSACTION DISRUPTS CURRENT PLANS AND OPERATIONS AS A RESULT OF THE ANNOUNCEMENT AND CONSUMMATION OF THE TRANSACTIONS DESCRIBED HEREIN; (6) THE ABILITY TO RECOGNIZE THE ANTICIPATED BENEFITS OF THE COMBINATION OF PRISA AND LIBERTY; (7) COSTS RELATED TO THE PROPOSED COMBINATION; (8) THE LIMITED LIQUIDITY AND TRADING OF LIBERTY’S SECURITIES; (9) CHANGES IN APPLICABLE LAWS OR REGULATIONS; (10) THE POSSIBILITY THAT PRISA MAY BE ADVERSELY AFFECTED BY OTHER ECONOMIC, BUSINESS, AND/OR COMPETITIVE FACTORS; AND (11) OTHER RISKS AND UNCERTAINTIES INDICATED FROM TIME TO TIME IN PRISA’S OR LIBERTY’S FILINGS WITH THE SEC.
     READERS ARE REFERRED TO LIBERTY’S MOST RECENT REPORTS FILED WITH THE SEC, INCLUDING ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON ANY FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE MADE, AND LIBERTY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE THE FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.
Item 1.01. Entry into a Material Definitive Agreement.
General
     On March 5, 2010, Liberty Acquisition Holdings Corp. (“Liberty”) and Promotora de Informaciones, S.A. (“Prisa”) entered into a business combination agreement (the “Business Combination Agreement”) regarding a proposed business combination (the “Business Combination”), pursuant to which Liberty would become a wholly-owned subsidiary of Prisa and the stockholders and warrantholders of Liberty would become the holders of approximately 57% of the outstanding shares of capital stock of Prisa on a fully-diluted basis, assuming (i) no redemptions of Liberty shares, (ii) no shares of Prisa Class A ordinary shares are sold in the Rights Offering (as defined below) and (iii) no adjustment to the mix of stock and cash consideration is made as a result of the Rights Offering, as described below. At the closing of the Business Combination, Liberty’s stockholders and warrantholders would own approximately 49% of the outstanding ordinary shares of Prisa, without giving effect to the potential conversion of the convertible non-voting shares of Prisa, subject to the same assumptions described in the previous sentence. The shares of capital stock of Prisa to be issued to Liberty’s stockholders and warrantholders will be represented by American Depositary Shares and listed for trading on either the New York Stock Exchange or the Nasdaq Market, as determined by Prisa after consultation with Liberty.
Prisa
     Prisa is Spain’s largest media conglomerate, best known for El País (Spain’s leading newspaper) but also encompassing over 400 radio stations in Spain and Latin America, along with magazine and book publishing, rights management, television broadcasting/production and music recording interests. The ordinary shares of Prisa are currently publicly traded on the Spanish Continuous Market Exchange (Sistema de Interconexión Bursátil-Mercado Español).
The Business Combination Agreement
     The following is a summary of the material terms of the Business Combination Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.
     The Business Combination Agreement provides that Liberty will form a new, wholly-owned Virginia corporation (“Liberty Virginia”). At the closing of the Business Combination, Liberty will merge with and into Liberty Virginia, with Liberty Virginia surviving the merger and the stockholders and warrantholders of Liberty becoming stockholders and warrantholders of Liberty Virginia. Immediately following such merger, Liberty Virginia will effect a statutory share exchange with Prisa under the Virginia Stock Corporation Act and the Spanish Corporation Law of 1989, as amended, pursuant to which Liberty Virginia will become a wholly-owned subsidiary of Prisa and the stockholders and warrantholders of Liberty Virginia will receive the consideration described below.
     The Reincorporation Merger of Liberty into Liberty Virginia
     The first step of the transaction will be the merger of Liberty with and into Liberty Virginia, with Liberty Virginia as the surviving entity (the “Reincorporation Merger”). In the Reincorporation Merger, each share of Liberty common stock issued and outstanding, other than any shares held in the treasury of Liberty, will convert automatically into one share of Liberty Virginia common stock. Each then-outstanding warrant to purchase shares of Liberty common stock will automatically become exercisable for the same number of shares of Liberty Virginia common stock. The Reincorporation Merger will be followed immediately by the share exchange described below.
     Shares of Liberty common stock outstanding immediately prior to the effective time of the Reincorporation Merger with respect to which a stockholder of Liberty shall have validly exercised its redemption rights pursuant to the Liberty restated certificate of incorporation and otherwise have complied with the requirements for such valid exercise will also be converted into shares of Liberty Virginia. However, such shares will automatically be deemed to have exercised redemption rights pursuant to the Liberty Virginia articles of incorporation and, therefore, will represent only the right to be redeemed for cash, in an amount per share calculated in accordance with the Liberty restated certificate of incorporation and corresponding provisions to be contained in Liberty Virginia’s articles of incorporation. Following the consummation of the Reincorporation Merger and immediately prior to the statutory share exchange with Prisa, Liberty Virginia will redeem such shares in accordance with the provisions of the Liberty restated certificate of incorporation and corresponding provisions to be contained in Liberty Virginia’s articles of incorporation. As a result, such shares will not participate in the share exchange. As of the consummation of the Business Combination, all such redeemed Liberty Virginia shares will no longer be outstanding and each holder of any such redeemed Liberty Virginia share will cease to have any rights with respect thereto, except the right to receive the relevant redemption cash payments.
     The Share Exchange
     Immediately following the Reincorporation Merger, Liberty Virginia and Prisa will effect a statutory share exchange pursuant to which each share of Liberty Virginia common stock will be acquired by Prisa and exchanged for the right to receive the consideration described below under “Consideration to Be Received in the Transaction”; provided that stockholders of Liberty who have validly exercised their redemption rights will have their shares redeemed instead and will receive the redemption cash payments as described above. Upon the effectiveness of the share exchange, Liberty Virginia will be a wholly-owned subsidiary of Prisa.
     Consideration to Be Received in the Transaction
     As a result of the Business Combination, Prisa will become the owner of 100% of the outstanding shares of Liberty Virginia common stock and each share of Liberty Virginia common stock (other than shares held by stockholders of Liberty who have validly exercised their redemption rights) will be exchanged for the right to receive 1.547154 newly created Prisa Class A ordinary shares and 0.35759 newly created Prisa convertible non-voting shares (collectively, the “Share Consideration”). The Share Consideration will be issued in the form of separate Prisa American Depositary Shares (“ADSs”) representing the Class A ordinary shares and the convertible non-voting shares.
     The Class A ordinary shares will have the same rights as the ordinary shares of Prisa.
     The convertible non-voting shares issued in the Business Combination to Liberty stockholders and warrantholders will have an aggregate face value of approximately €360 million (approximately $490 million, based on the average exchange rate during the 30 days ending March 5, 2010 of 1.364 U.S. dollars per euro), assuming no redemptions of Liberty shares and no adjustment to the mix of stock and cash consideration is made as a result of the Prisa Rights Offering, as described below, with each convertible non-voting share having a face value of €7.331 (approximately $10.00, based on the exchange rate described above). The convertible non-voting shares will be non-voting, will receive cash dividends in the amount of 7% per annum and will be convertible (i) at the option of the holder into Prisa ordinary shares after the second anniversary of closing of the Business Combination and (ii) at the option of Prisa after the fifth anniversary of closing of the Business Combination. The conversion price of the convertible non-voting shares is €4.50 per Class A ordinary share, so that upon conversion each convertible non-voting share will be converted into 1.629195 Class A ordinary shares. The convertible non-voting shares will have a liquidation preference of €7.331 per share. The rights of the Class A ordinary shares and convertible non-voting shares of Prisa are contained in the proposed amended by-laws of Prisa to be adopted in connection with the consummation of the Business Combination, an unofficial English translation of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
     No fractional shares of Prisa will be allotted to any holder of Liberty Virginia common stock in the share exchange. In lieu of the issuance of any such fractional shares, each Liberty Virginia stockholder who otherwise would be entitled to receive such fractional share will receive cash.
     At the effective time of the share exchange, each outstanding warrant to purchase shares of Liberty Virginia common stock will be automatically exchanged for a combination of cash and Prisa ADSs, in accordance with the terms of the warrant amendment agreement described in more detail below.

     Representations and Warranties
     The Business Combination Agreement contains customary representations and warranties of Prisa and Liberty relating to their respective businesses and public filings.
     Pre-Closing Covenants
     The Business Combination Agreement provides for customary pre-closing covenants, including the obligation of the parties to conduct their respective businesses in all material respects in the ordinary course, provide reasonable access to the other’s books and records, and use reasonable best efforts to cause the Business Combination to occur and not take any action that would cause the Reincorporation Merger to cease to be considered a tax-free reorganization.
     Securityholder Meetings
     Pursuant to the terms of the Business Combination Agreement, Liberty is required to promptly call (i) a meeting of its stockholders for the purpose of voting upon the Business Combination Agreement and the transactions contemplated thereby and (ii) a meeting of its warrantholders for the purpose of seeking the written consent of the warrantholders to the warrant amendment agreement described below. Prisa is required to call a meeting of its shareholders, to be held no later than one business day following the Liberty stockholders meeting, for the purpose of approving amendments to the charter and by-laws of Prisa to, among other things, (i) create the Class A ordinary shares and convertible non-voting shares, (ii) provide for the necessary increase in Prisa’s authorized capital to consummate the Business Combination and the Rights Offering described below and (iii) require the approval of holders of 75% of Prisa’s voting shares for certain fundamental matters. Pursuant to the Prisa Support Agreement described below, Rucandio, S.A. (“Rucandio”), the controlling shareholder of Prisa, has agreed to vote the Prisa shares it controls, directly or indirectly, in favor of any matter necessary to the consummation of the Business Combination and considered and voted upon by Prisa’s shareholders.
     Registration Statement
     The Business Combination Agreement provides that Prisa and Liberty will promptly prepare, and Prisa will file with the Securities Exchange Commission (the “SEC”), a registration statement on Form F-4, which registration statement will include a proxy statement of Liberty with respect to the Liberty stockholder and warrantholder meetings. Prisa and Liberty are required to use their reasonable best efforts to have such registration statement declared effective as promptly as practicable thereafter. In addition, Prisa is required to file a prospectus with the Spanish Comisión Nacional del Mercado de Valores (the “CNMV”) relating to an increase in Prisa’s capital in connection with the Business Combination.
     Directors’ and Officers’ Insurance
     The Business Combination Agreement provides that, prior to the closing of the Business Combination, Liberty will purchase a “tail” on its directors’ and officers’ liability insurance policy with respect to acts or omissions occurring prior to the effective time of the share exchange, with coverage in amount and scope at least as favorable as Liberty’s existing policies and reasonably satisfactory to Prisa.
     Prisa Rights Offering
     Subject to the approval of the Prisa shareholders of the necessary increase in capital, prior to the closing of the Business Combination Prisa will conduct a rights offer to its existing shareholders to subscribe for newly issued Prisa Class A ordinary shares at a price of €3.08 per share, up to a maximum subscription amount of €150 million in the aggregate (the “Rights Offering”). Certain controlling shareholders of Rucandio have separately agreed to cause Rucandio and its subsidiaries not to participate in the Rights Offering. Therefore, the maximum number of Class A ordinary shares which are expected to be sold by Prisa in the Rights Offering is approximately 14.6 million, for proceeds of approximately €45 million.

     Asset Dispositions
     Prisa is required to use its reasonable best efforts to carry out certain previously-announced asset and equity dispositions as promptly as practicable following the execution of the Business Combination Agreement.
     Conditions to Complete the Transaction
     The respective obligations of Prisa and Liberty to complete the Business Combination are subject to the fulfillment or waiver of mutual conditions, including:
•	receipt of the approval by the Prisa shareholders of the amendment to Prisa’s charter and the capital increase of Prisa necessary for effecting the Business Combination, the approval and adoption of the Business Combination Agreement by Liberty stockholders and the approval of the warrant amendment agreement by Liberty warrantholders;

•	the effectiveness of the registration statement with respect to the Prisa ADSs to be issued in the Business Combination under the Securities Act of 1933, as amended (the “Securities Act”) and certain related registration statements, and the absence of any stop order or proceedings initiated or threatened by the SEC for that purpose;

•	the absence of any order, injunction or decree having been issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Business Combination, and the absence of any statute, rule, regulation, order, injunction or decree having been enacted, entered, promulgated or enforced by any governmental entity that prohibits or makes illegal the consummation of the Business Combination;

•	a prospectus relating to the issuance of the new Prisa shares having been verified by and registered with the CNMV;

•	the restructuring by Prisa of its outstanding indebtedness (the “Debt Restructuring”) substantially in accordance with the terms described in an exhibit to the Business Combination Agreement occurring substantially simultaneously with the closing, and Prisa not being in default under any of the definitive documents relating to the Debt Restructuring;

•	the amendment to Prisa’s charter to, among other things, provide for the Class A ordinary shares and convertible non-voting shares having been completed;

•	the approval of the listing of Prisa ADSs to be issued in the Business Combination on the NYSE or Nasdaq Market, as determined by Prisa in consultation with Liberty, subject to official notice of issuance; and

•	Prisa having entered into a deposit agreement with a U.S. financial institution authorized to act as depositary for the Prisa ADSs, to be selected by Prisa after consultation with Liberty.
     Each of Prisa’s and Liberty’s obligations to complete the Business Combination is also separately subject to the satisfaction or waiver of other conditions, including:

•	the other party’s representations and warranties in the Business Combination Agreement being true and correct, except (in the case of most of the representations and warranties) where the failure to be true and correct would not have a material adverse effect on such other party;

•	the other party’s performance in all material respects of its obligations under the Business Combination Agreement; and

•	there not having occurred, since the date of the Business Combination Agreement, a material adverse effect on the other party.
     Liberty’s obligation to complete the Business Combination is also subject to the satisfaction or waiver of the following conditions:
•	Prisa having entered into an employment agreement with Juan Luis Cebrián providing for an employment term of at least three years and such other terms as are mutually acceptable to Prisa and Mr. Cebrián; and

•	Prisa issuing in the transaction the requisite number of Prisa shares as required by the share exchange and the warrant amendment agreement described below.
     Prisa’s obligation to complete the Business Combination is also subject to the satisfaction or waiver of the following conditions:
•	Liberty having not less than $900 million in cash at the closing of the Business Combination, after taking into account the deferred underwriting discounts payable to the underwriters of Liberty’s initial public offering, Liberty’s transaction expenses and other liabilities, and the $80 million in cash payable as part of the Warrant Consideration (as defined below), such $900 million being subject to reduction if the amount of cash payable as part of the Warrant Consideration increases pursuant to the terms of the warrant amendment agreement described below;
•	Liberty’s transaction expenses, including deferred underwriting discounts, not exceeding $50 million; and

•	Prisa’s controlling shareholders continuing to control not less than 30% of Prisa’s outstanding ordinary shares (after giving effect to both the transactions contemplated by the Business Combination Agreement and the Rights Offering) on a fully-diluted basis.
     Termination of the Business Combination Agreement
     The Business Combination Agreement may be terminated at any time prior to the completion of the Business Combination by the mutual written consent of Prisa and Liberty, or by either Prisa or Liberty if:
•	any order, injunction or decree is issued by any court or agency of competent jurisdiction or other legal restraint or prohibition making the Business Combination illegal or preventing the consummation of the Business Combination, or any statute, rule, regulation, order, injunction or decree has been enacted, entered, promulgated or enforced by any governmental entity that prohibits or makes illegal the consummation of the transaction, and such action has become final and non-appealable;

•	the requisite approval of Prisa’s shareholders or of Liberty’s stockholders is not obtained, or Liberty’s warrantholders fail to approve the warrant amendment agreement (except that a party may not terminate the Business Combination Agreement for this reason if it has not fulfilled its obligations under the Business Combination Agreement to call and conduct its meeting or meetings);

•	the transaction is not completed by December 6, 2010 (other than because of a breach of the Business Combination Agreement caused by the party seeking termination); or

•	the other party breaches the Business Combination Agreement in a way that would entitle the party seeking to terminate the agreement not to consummate the transaction, subject to the right of the breaching party to cure the breach within 15 days following written notice (unless it is not possible due to the nature or timing for the breach for the breaching party to cure the breach).
     In addition, the Business Combination Agreement may be terminated by Liberty if Prisa does not receive, by March 15, 2010, from the agent for Prisa’s syndicated senior lenders, a notice to the effect that each of the lenders under such credit facility has consented to the terms for the restructuring of such facility agreed to between Prisa and such agent.
     In the event the Business Combination Agreement is terminated, the Business Combination agreement will become void and neither Prisa nor Liberty will have any liability under the Business Combination Agreement, except that:
•	both Prisa and Liberty will remain liable for any breach of the Business Combination Agreement; and

•	designated provisions of the Business Combination Agreement, including those regarding the payment of fees and expenses, governing law and jurisdiction, will survive the termination.
The Warrant Amendment Agreement
     In connection with, and as a condition to the consummation of, the proposed Business Combination, Liberty is proposing to amend (the “Warrant Amendment”) the terms of the Second Amended and Restated Warrant Agreement, dated as of December 6, 2007, between Liberty and Continental Stock Transfer & Trust Company (as Warrant Agent). The proposed Warrant Amendment provides that, in connection with the consummation of the transactions contemplated by the Business Combination Agreement, each Liberty warrant outstanding immediately prior to the effective time of the share exchange described above will, automatically and without any action by the warrantholder, at the effective time of the share exchange, be exchanged by Prisa and transferred by such holder to Prisa for consideration (collectively, the “Warrant Consideration”) consisting of:
•	cash in the amount of $1.0431948 per outstanding warrant to be delivered by Liberty Virginia, for a total of $80 million in cash for all warrants; and

•	Prisa ADSs representing 0.1558961 newly issued Prisa Class A ordinary shares per outstanding warrant and 0.0360319 newly issued Prisa convertible non-voting shares per outstanding warrant.
     If Prisa sells any shares in the Rights Offering and the sale of such shares would cause Prisa’s controlling shareholders to control less than 30.05% of Prisa’s outstanding ordinary shares (after giving effect to the Rights Offering and any redemptions of Liberty shares) on a fully-diluted basis, then for each Prisa Class A ordinary share sold by Prisa pursuant to the Rights

Offering which causes Rucandio to control less than such threshold percentage, the Warrant Consideration will be adjusted as follows: for every 100,000 Warrants, the amount of cash consideration will be increased by $0.0067385, the number of Prisa Class A ordinary shares will be decreased by 0.0009478 of a share and the number of Prisa convertible non-voting shares will be decreased by 0.0002191 of a share, in each case proportionately adjusted for holdings of less than 100,000 warrants.
     As a result of the Warrant Amendment, each registered holder of warrants will cease to have any rights with respect to the warrants, other than the right to the Warrant Consideration.
     The foregoing is a summary of the material terms of the form of Warrant Amendment Agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
Prisa Transaction Support Agreement
     Concurrently with the execution of, and in order to induce Liberty to enter into, the Business Combination Agreement, Rucandio, which currently controls, directly and indirectly, approximately 70% of the outstanding ordinary shares of Prisa, entered into a transaction support agreement with Liberty (the “Prisa Support Agreement”). Pursuant to the Prisa Support Agreement, Rucandio agreed to perform all necessary acts to ensure the convening of the Prisa shareholders meeting during the first half of 2010 and to attend such meeting. At such Prisa shareholders meeting, Rucandio has agreed to vote or exercise its right to consent with respect to all ordinary shares of Prisa that it beneficially owns in favor of (i) a capital increase to complete the share exchange, (ii) a capital increase to complete the exchange of Prisa shares for Liberty warrants, (iii) approval of the issuance of convertible non-voting ordinary shares and the necessary amendments to Prisa’s organizational documents, and (iv) the appointment of a director designated by Liberty. Rucandio also agreed to vote the shares it controls, directly or indirectly, in favor of any other matter necessary to the consummation of the Business Combination and considered and voted upon by Prisa’s shareholders.
     The Prisa Support Agreement will terminate on the earliest to occur of (i) Rucandio exercising its right to vote pursuant to the Prisa Support Agreement, (ii) the mutual consent of Prisa and Liberty and (iii) the termination of the Business Combination Agreement pursuant to its terms.
     The foregoing is a summary of the material terms of the Prisa Support Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Sponsor Support Agreement
     Concurrently with the execution of, and in order to induce Prisa to enter into, the Business Combination Agreement, Liberty’s sponsors, Berggruen Acquisition Holdings Ltd and Marlin Equities II, LLC, entered into a sponsor support agreement with Prisa (the “Sponsor Support Agreement”) pursuant to which they agreed to be counted as present at the special meeting of Liberty warrantholders to consider the Warrant Amendment and to vote or exercise their right to consent with respect to all of the warrants held by each of them in favor of the Warrant Amendment.
     The Sponsor Support Agreement will terminate on the earliest to occur of (i) the consummation of the Business Combination, (ii) the mutual consent of Prisa and Liberty and (iii) the termination of the Business Combination Agreement pursuant to its terms.
     The foregoing is a summary of the material terms of the Sponsor Support Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Termination of Co-Investment and Lock-Up Obligations
     At the request of Prisa, subject to the Business Combination being consummated, Liberty has waived the co-investment obligations of Liberty’s sponsors so as to reduce dilution to the shareholders of Prisa following consummation of the Business Combination. In addition, the underwriters of Liberty’s initial public offering have agreed, effective upon the consummation of the Business Combination, to release Liberty’s founders from the transfer restrictions that were agreed to by the founders in connection with Liberty’s initial public offering.
Item 5.01. Change in Control of Registrant.
     The information in Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
2.1	Business Combination Agreement, dated as of March 5, 2010, by and between Prisa and Liberty.*

4.1	Form of Warrant Amendment Agreement.

10.1	Transaction Support Agreement, dated as of March 5, 2010, between Liberty and Rucandio (English translation).

10.2	Sponsor Support Agreement, dated as of March 5, 2010, by and among Prisa, Berggruen Acquisition Holdings Ltd and Marlin Equities II, LLC.

99.1	Form of Prisa by-laws (unofficial English translation).

*	The Business Combination Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Liberty or Prisa. The representations, warranties and covenants contained in the Business Combination Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Business Combination Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Business Combination Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Liberty, Prisa or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Business Combination Agreement, and this subsequent information may or may not be fully reflected in Liberty’s or Prisa’s respective public disclosures.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY ACQUISITION HOLDINGS CORP.
Date: March 10, 2010	By:	/s/ Jared Bluestein
		Name:	Jared Bluestein
		Title:	Secretary

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Business Combination Agreement, dated as of March 5, 2010, by and between Prisa and Liberty.*

4.1	Form of Warrant Amendment Agreement.

10.1	Transaction Support Agreement, dated as of March 5, 2010, between Liberty and Rucandio (English translation).

10.2	Sponsor Support Agreement, dated as of March 5, 2010, by and among Prisa, Berggruen Acquisition Holdings Ltd and Marlin Equities II, LLC.

99.1	Form of Prisa by-laws (unofficial English translation).

*	The Business Combination Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Liberty or Prisa. The representations, warranties and covenants contained in the Business Combination Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Business Combination Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Business Combination Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Liberty, Prisa or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Business Combination Agreement, and this subsequent information may or may not be fully reflected in Liberty’s or Prisa’s respective public disclosures.